Exhibit 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 17, 2008, in the Registration Statement and related Prospectus (Form S-6 No. 333-149465) dated April 17, 2008 of Equity Opportunity Trust, Dividend Income Value Strategy Series 2008B.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York

April 17, 2008